UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.
1-37388	Talen Energy Corporation (Exact name of Registrant as specified in its charter) (Delaware) 835 Hamilton Street Allentown, PA 18101-1179 (888) 211-6011	47-1197305

1-32944	Talen Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) 835 Hamilton Street Allentown, PA 18101-1179 (888) 211-6011	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2015, Talen Energy Supply, LLC (“Energy Supply”), a wholly owned, indirect subsidiary of Talen Energy Corporation (“Talen Energy”), executed a definitive agreement (the “Purchase Agreement”) to acquire from the Sellers identified therein (the “Sellers”) all of the equity interests of MACH Gen, LLC (“MACH Gen”), which indirectly owns the following electric generating facilities and certain other assets related thereto: (i) the 1,092 MW combined-cycle gas fired “Harquahala” generating facility, located in Tonopah, Arizona; (ii) the 1,080 MW gas/fuel oil-fired capable “Athens” generating facility, located in Greene County, New York; and (iii) the 360 MW gas/fuel oil-fired capable “Millennium” generating facility, located in Worcester County, Massachusetts. In order to facilitate the consummation of the acquisition, Silver Oak Capital, LLC (“Seller Representative”) has been irrevocably appointed as the agent and attorney-in-fact of each Seller.

The Purchase Agreement provides for the sale to Energy Supply of 100% of the issued and outstanding membership interests of MACH Gen. The consideration payable by Energy Supply in respect of the acquisition is $1.175 billion in cash, plus the net working capital of MACH Gen and its subsidiaries on the closing date and minus the amount (if any) of indebtedness outstanding under MACH Gen’s First Lien Credit and Guaranty Agreement (the “Credit Agreement”) on the closing date and certain transaction expenses. The cash purchase price is subject to adjustment based on the amounts by which the actual closing date net working capital, credit agreement indebtedness (if any) and transaction expenses vary from Seller Representative’s estimates. At the closing, $75 million of the purchase price will be paid into an escrow account for the purposes of paying any post-closing adjustments to the purchase price required to be paid by Sellers and satisfying Sellers’ post-closing indemnification obligations under the Purchase Agreement. The escrow will be reduced to $50 million after approximately three months.

As of December 31, 2014, the MACH Gen credit facility was comprised of (i) a secured term loan with approximately $478 million outstanding and (ii) a $160 million secured revolving credit facility, of which approximately $84 million was outstanding. At or prior to the closing of the acquisition, the Sellers will either (i) obtain certain waivers and consents under the Credit Agreement to permit the consummation of the transaction or (ii) fully repay all outstanding indebtedness under and terminate the Credit Agreement.

The Sellers, MACH Gen and Energy Supply have each made customary representations, warranties and covenants in the Purchase Agreement, which includes customary indemnification provisions. The transaction is subject to customary closing conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (ii) receipt of required regulatory approvals, including approval by the Federal Energy Regulatory Commission under section 203 of the Federal Power Act and approval by (or a satisfactory declaratory order from) the New York State Public Service Commission.

The Purchase Agreement also contains certain customary termination rights for both Energy Supply and the Sellers, including a termination right for each if the closing does not occur by January 18, 2016 (provided that each party may postpone such date to April 18, 2016 in the event that the only closing condition that remains to be satisfied is the receipt of regulatory approvals). In addition, the Sellers have the right to terminate the Purchase Agreement if Energy Supply has failed to consummate the transaction when it was otherwise obligated to do so and upon such termination, subject to certain conditions, Energy Supply may be required to pay to the Sellers a termination fee in the amount of $75 million.

In connection with entering into the Purchase Agreement, Energy Supply obtained committed debt financing from Citigroup Global Markets Inc. sufficient to fund the consideration for the acquisition.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On July 20, 2015, Talen Energy issued a press release announcing entry into the Purchase Agreement. In addition, Talen Energy announced that at 8:30 a.m. (Eastern Time) on July 20, 2015, members of Talen Energy’s senior management will hold a conference call and webcast to discuss the MACH Gen transaction and provide updated guidance on earnings and cash flow. The conference call will be webcast live, in audio format, along with slides of the presentation at www.talenenergy.com. A replay of the presentation and the slides will also be available at www.talenenergy.com. A copy of the press release announcing entry into the Purchase Agreement, the conference call and the webcast is furnished as Exhibit 99.1.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Purchase and Sale Agreement, dated as of July 18, 2015, by and among Talen Energy Supply, LLC, the sellers names therein, Silver Oak Capital, LLC, as seller representative and MACH Gen LLC, with respect to 100% of the membership interests in MACH Gen, LLC.

99.1	July 20, 2015 press release.

Forward-Looking Statements

Some of the matters discussed in this Current Report on Form 8-K, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although Talen Energy Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Among the important factors that could cause actual results to differ materially from the forward-looking statements are: unforeseen difficulties in successfully integrating the MACH Gen power facilities into Talen Energy’s portfolio; unexpected costs or liabilities associated with the MACH Gen power facilities; receipt of necessary government permits and approvals; capital market conditions and decisions regarding capital structure; and the securities and credit ratings of Talen Energy Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with any other risk factors disclosed in Talen Energy Corporation’s Registration Statement on Form S-1 and its other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION

By:	/s/ Paul A. Farr
Paul A. Farr
President, Chief Executive Officer and Director

TALEN ENERGY SUPPLY, LLC

By:	/s/ Paul A. Farr
Paul A. Farr
President and Chief Executive Officer

Dated: July 20, 2015